Schedule A

                          Schedule of Sales Commissions

                                Variable Annuity

    Amount of premium deposit*                             Commission

    First $ 100,000                                           2.25%
    Next $150,000                                             1.50%
    Next $250,000                                             1.00%
    Amounts in excess of $500,000                             0.50%

    Age 80 and above*
    First $500,000                                            1.00%
    Amounts in excess of $500,000                             0.50%

- Commission rate based on size of the individual premium applied. It is not based on cumulative premiums.

-    An AUM service fee is payable quarterly.

                             Variable Life

Commissions For:      Initial issue with NO exchange of other AAL certificate.

Issue Age            I' Amount Equal to MIFYP           2" Amount Equal to
   0-44                            47.5%                      20.5%
   45                              43.5                       18.5
   46                              43.0-                      18.0
   47                              42.0                       17.5
   48                              41.0                       17.0
   49                              40.0                       16.5
   50                              39.0                       16.0
   51                              38.0                       15.5
   52                              37.0                       15.0
   53                              36.0                       14.5
   54                              35.0                       14.0
   55                              34.5                       13.5
   56                              34.0                       13.5
   57                              33.5                       13.5
   58                              32.5                       13.5
   59                              31.5                       13.5
   60                              30.5                       13.5
   61                              29.5                       13.5


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   62                              28.5                       13.5
   63                              27.5                       13.5
   64                              26.5                       13.5
   65                              25.5                       13.5
   66                              25.5                       13.5
   67                              25.5                       13.5
   68                              24.5                       13.5
   69                              24.5                       13.5
   70                              23.5                       13.5
   71                              23.5                       13.5
   72                              22.5                       13.5
   73                              22.5                       13.5
   74                              21.5                       13.5
   75                              21.5                       13.5
   76                              21.5                       13.5
   77                              21.5                       13.5
   78                              20.5                       13.5
   79                              20.5                       13.5
   80                              20.5                       13.5

Commissions For:  Special  class rating for  certificate  issue,  certificate or benefit increase, or addition of benefits.

                  Issue Age                   MFYP for Rating
                  All                         70%

Commissions For:  Disability Waiver, Accidental Death, Guaranteed Purchase
                  Option, or Applicant Waiver included at initial issue, benefit increase or addition of benefit.

                  Issue Age                   for Benefit/Increase
                  All                         70%

Service Commissions: The servicing registered representative, as determined by AAL, will be paid service commissions at the rate of 2.5 percent on all premiums applied on the certificate.